UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2018

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On November 28, 2018, the Boards of Directors (collectively, the “Boards”) of Banc of California, Inc. (the “Company”) and Bank of California, N.A., a wholly owned subsidiary of the Company (the “Bank”), upon the recommendation of the Joint Compensation and Human Capital Committee of the Boards, approved changes to the compensation program for non-employee directors of the Company and the Bank, effective January 1, 2019. These changes to overall non-employee director compensation are expected to result in a net reduction of approximately 15 percent per non-employee director.

Effective January 1, 2019, the compensation program for non-employee directors of the Company and the Bank will be as set forth in the schedule below.

Schedule of Director Fees
Compensation Element	Cash (1)	Equity (2)
Annual Retainer	$75,000	$75,000
Additional Compensation
Chair of the Board	$37,500	$37,500
Committee Chair
Audit	$ 8,500	$ 8,500
ALCO	$ 6,000	$ 6,000
Compensation and Human Capital	$ 6,000	$ 6,000
Credit	$ 6,000	$ 6,000
Enterprise Risk	$ 6,000	$ 6,000
Nominating and Corporate Governance	$ 6,000	$ 6,000
Non-Chair Committee Member
Audit	$ 4,250	$ 4,250
ALCO	$ 3,000	$ 3,000
Compensation and Human Capital	$ 3,000	$ 3,000
Credit	$ 3,000	$ 3,000
Enterprise Risk	$ 3,000	$ 3,000
Nominating and Corporate Governance	$ 3,000	$ 3,000

(1)

Cash compensation is payable in equal quarterly installments, in advance of each quarter, up to the maximum amount of the specified annual retainer; provided, however, that management is authorized to adjust the amount and timing of cash compensation payments on a case-by-case basis and in management’s sole discretion if the circumstances so warrant (for example, in the event a director’s anticipated term of service remaining is less than a quarter or to ensure each director is receives appropriate cash compensation to reflect his or her term of service). No cash retainer will be paid after any termination of service. Additionally, cash compensation is payable with respect to the entire month of service if one day is served by a director during that month, except that a director shall receive pro-rata fees during the first month of service based on the actual date he or she is first appointed or elected as a director. Lastly, if committee composition re-assignments occur after the 1st day of any quarter, then adjustments to cash payments as a result of committee composition reassignments will go into effect the 1st day of the following quarter.

(2)

Equity awards are payable in the form of restricted stock units that will fully vest on the one-year anniversary of the grant date, subject to acceleration upon a change of control, termination of service due to death or disability or other qualifying termination of service. Equity awards are granted annually, following the Company’s annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

December 4, 2018	/s/ Angelee J. Harris
Angelee J. Harris
Executive Vice President and General Counsel

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